UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 15, 2024
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BurgerFi International, Inc.
(Exact name of registrant as specified in its charter)
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001-38417	Delaware	82-2418815
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

200 West Cypress Creek Rd., Suite 220 Fort Lauderdale, FL	33309
(Address of Principal Executive Offices)	(Zip Code)
(954) 618-2000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	BFI	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	BFIIW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01    Other Events.
On April 15, 2024, BurgerFi International, Inc. (the “Company”), received written notice that Regions Bank, administrative agent for the lenders, collateral agent for the lenders, a lender, swingline lender and issuing bank under that certain Credit Agreement, dated as of December 15, 2015, by and among the Company and Plastic Tripod, Inc., a Delaware corporation and a subsidiary of the Company, as the borrowers, the subsidiary guarantors party thereto, Cadence Bank, as a lender (“Cadence”), Webster Bank, National Association, as a lender (“Webster”), Synovus Bank, as a lender (“Synovus”), CP7 Warming Bag, LP, as a lender and the other lenders party thereto (collectively, the “Lenders”), as amended from time to time (the “Credit Agreement”), assigned to TREW Capital Management Private Credit 2 LLC (“TREW Capital”) (i) all of its rights and obligations (“Rights and Obligations”) as a Lender under the Credit Agreement and any other document or instruments delivered pursuant thereto to the extent related to the amount and percentage interest of the loans and commitments under the Credit Agreement held by Regions Bank and (ii) to the extent permitted by applicable law, all claims, suits, causes of action and any other right of Regions Bank (in its capacity as a Lender) against any person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on related to any of the foregoing (collectively, “Claims”).

On April 17, 2024, written notice was provided that each of Cadence, Webster and Synovus also assigned to TREW Capital their Rights and Obligations to the extent related to the respective amounts and percentage interests held by such Lenders and their respective Claims.

The foregoing assignments represent one hundred percent (100%) of the amount of revolving loan commitments under the Credit Agreement, which had an outstanding principal amount of $2,000,000.00 as of the date of the assignments, and one hundred percent (100%) of the amount of term loan under the Credit Agreement, which had an outstanding principal amount of $51,253,429.79 as of the date of the assignments, and did not change the terms of the Credit Agreement or underlying loans. The Company has initiated discussions with TREW with respect to potential solutions regarding previously disclosed matters related to the Credit Agreement. We cannot, however, predict the results of any such negotiations.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 19, 2024

BURGERFI INTERNATIONAL, INC.

By:	/s/ Carl Bachmann
Carl Bachmann, Chief Executive Officer